UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2010
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

001-32632 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Transfer of Listing
     On June 29, 2010, we received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) approving our application to list our common stock on the NASDAQ Capital Market. On June 18, 2010, our Board of Directors authorized the officers of our company to apply for the listing of our common stock on NASDAQ and withdraw the listing of our common stock from the NYSE Amex stock exchange (the “NYSE Amex”). We provided NYSE Amex written notice on June 29, 2010 of our intention to withdraw the listing of our common stock from NYSE Amex. We expect that our common stock will begin trading on the NASDAQ Capital Market under the symbol “UPI” on July 12, 2010. Our common stock will continue to trade on NYSE Amex until the market close on July 9, 2010.
     A copy of the press release announcing the delisting of our common stock from NYSE Amex and the listing of our common stock on the NASDAQ Capital Market is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibit (filed herewith)
99.1	Press Release dated June 29, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: June 30, 2010

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer